Exhibit 99.1

ABIOMED ANNOUNCES FIRST QUARTER FISCAL 2015 REVENUE OF $48.8 MILLION, UP 14%

OVER PRIOR YEAR

DANVERS, Mass. – July 31, 2014 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported first quarter fiscal 2015 revenue of $48.8 million, an increase of 14% compared to revenue of $42.7 million for the same period of fiscal 2014. First quarter fiscal 2015 GAAP net loss was $1.7 million or a loss of $0.04 per diluted share, compared to GAAP net loss of $1.7 million or $0.04 per diluted share for the prior year period.

Financial and operating highlights during the first quarter of fiscal 2015 and fiscal year to date include:

•	Fiscal first quarter worldwide Impella® revenue totaled $45.0 million, an increase of 16% compared to revenue of $38.7 million during the same period of the prior fiscal year. U.S. Impella revenue grew 13% to $40.1 million from $35.4 million in the prior fiscal year with U.S. Impella patient usage up 16%.

•	An additional 24 hospitals purchased Impella 2.5 during the quarter, bringing the installed base to 883 customer sites. An additional 62 hospitals purchased Impella CP, bringing the total number of Impella CP U.S. sites to 451.

•	Gross margin rate for the first quarter of fiscal 2015 was 80.2% compared to 79.6% in the first quarter of fiscal 2014. There were 166 Impella AIC consoles placed during the quarter compared to 191 in the same period of the prior year.

•	Loss from operations for the first quarter of fiscal 2015 was $1.5 million, compared to a loss of $1.3 million in the prior year period. During the quarter, we incurred $4.3 million in stock compensation expense, and $1.6 million of legal fees related to the Department of Justice (DOJ) investigation and the acquisition of Entwicklungsgesellschaft mbH (ECP). The amounts for the comparable prior-year period were $3.9 million of stock compensation expense and $2.5 million of legal fees related to the DOJ investigation and shareholder litigation matters.

•	Cash, cash equivalents, short and long-term marketable securities totaled $121 million as of June 30, 2014, compared to $118 million at March 31, 2014. The Company continues to have no debt and a U.S. federal net operating loss carry-forward totaled approximately $193 million as of June 30, 2014.

•	In May, Abiomed announced Food & Drug Administration (FDA) approval for implementation of a Continuous Access Protocol (CAP) for RECOVER RIGHT, an Investigational Device Exemption (IDE) study of the Impella® RP (Right Peripheral) System. The CAP allows Abiomed to continue enrolling up to 22 additional patients at 15 U.S. investigational sites for a six month period.

•	In June, Abiomed surpassed the 20,000th patient supported by Impella and the 3,000th Impella CP procedure.

•	In July, Abiomed announced its acquisition of ECP, a medical device company based in Berlin, Germany. The transaction will further strengthen the Company’s solid position in intellectual property (IP) for axial and expandable pump capabilities.

“Abiomed delivered revenue growth of 14% and patient growth of 16%. We have now grown top line revenue double digits for 19 straight quarters year over year,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “This first quarter is really marked by our significant progress on execution of our strategic plans for regulatory approvals and intellectual property advantage.”

FISCAL YEAR 2015 OUTLOOK

The Company reiterates its fiscal year 2015 guidance and expects its total revenues to be in the range of $205 million to $212 million. Largely to incorporate the acquisition of ECP, the Company is revising its fiscal year 2015 guidance for GAAP operating margin and now expects it to be in the range of 1% – 4%, compared to the previous guidance of 5% – 7%.

CONFERENCE CALL

The Company will host a conference call to discuss its first quarter fiscal year 2015 results on Thursday, July 31, 2014, at 8:00 a.m. ET. Michael R. Minogue, Chairman, President and Chief Executive Officer; and Robert L. Bowen, Vice President and Chief Financial Officer will host the call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (877) 638-9567; the international number is (253) 237-1032. A replay of this conference call will be available beginning at 11 a.m. ET July 31, 2014 through 11:59 p.m. ET on August 7, 2014. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 75353663.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Aimee Genzler

Corporate Communications Manager

978-646-1553

ir@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	June 30, 2014	March 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,740	$20,916
Short-term marketable securities	52,458	55,663
Accounts receivable, net	22,763	24,357
Inventories	13,920	13,948
Prepaid expenses and other current assets	3,334	3,082

Total current assets	127,215	117,966
Long-term marketable securities	33,760	41,761
Property and equipment, net	6,716	6,889
Goodwill	37,694	37,990
Other assets	801	801

Total assets	$206,186	$205,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,759	$7,746
Accrued expenses	17,015	17,899
Deferred revenue	5,200	4,766

Total current liabilities	28,974	30,411
Long-term deferred tax liability	6,640	6,415
Other long-term liabilities	222	228

Total liabilities	35,836	37,054

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	415	411
Authorized - 100,000,000 shares; Issued - 41,619,312 shares at June 30, 2014 and 41,122,695 shares at March 31, 2014;
Outstanding - 40,365,369 shares at June 30, 2014 and 39,916,328 shares at March 31, 2014
Additional paid in capital	441,260	436,136
Accumulated deficit	(252,619)	(250,910)
Treasury stock at cost - 1,253,943 shares at June 30, 2014 and 1,206,367 shares at March 31, 2014	(17,567)	(16,554)
Accumulated other comprehensive loss	(1,139)	(730)

Total stockholders’ equity	170,350	168,353

Total liabilities and stockholders’ equity	$206,186	$205,407

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended June 30,
	2014	2013
Revenue:
Product revenue	$48,660	$42,609
Funded research and development	151	61

	48,811	42,670

Costs and expenses:
Cost of product revenue	9,689	8,723
Research and development	9,062	7,287
Selling, general and administrative	31,598	27,967

	50,349	43,977

Loss from operations	(1,538)	(1,307)

Other income (loss):
Investment income, net	44	16
Other income (loss), net	11	(21)

	55	(5)

Loss before income tax provision	(1,483)	(1,312)
Income tax provision	226	411

Net loss	$(1,709)	$(1,723)

Basic net loss per share	$(0.04)	$(0.04)
Basic weighted average shares outstanding	40,062	38,678

Diluted net loss per share	$(0.04)	$(0.04)
Diluted weighted average shares outstanding	40,062	38,678